Exhibit 99.1

Casa Systems Announces Third Quarter 2018 Financial Results

•	Revenue of $71.5 million increased 4.1% from Q2:18

•	Gross margin of 79.6% increased 7.7 percentage points from Q2:18

•	Added seven new cable and fixed telco customers during Q3:18

•	$94.1 million of net cash provided by operating activities and $87.9 million in free cash flow for the nine months ending September 30, 2018

•	Reaffirmed Fiscal 2018 guidance of revenue in the range of $330 million to $350 million and non-GAAP diluted EPS of $0.80 to $0.88

Andover, Mass. – November 7, 2018 – Casa Systems, Inc. (NASDAQ:CASA), a leading provider of converged broadband infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for its third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights

•	Revenue of $71.5 million

•	Gross margin of 79.6%

•	GAAP net income of $18.9 million

•	Non-GAAP net income of $20.6 million

•	Adjusted EBITDA of $27.2 million

•	GAAP net income per fully diluted share of $0.21

•	Non-GAAP net income per fully diluted share of $0.22

“Our third quarter results were directly in-line with our revised expectations as customers finalized decisions on DAA deployment and digested the hardware capacity they had purchased earlier in the year. In line with this, during the quarter we continued to see a shift in our revenue mix to software capacity expansions across the globe in support of customer demand for gigabit services with DOCSIS 3.0 and 3.1,” said Jerry Guo, Casa’s President and CEO. “Business traction remains strong as we converted two trials into orders, including one for DAA and one for fixed telco, and expanded our overall trials from 49 to 56 across all products. Given the number of trials we are in and the deployment of new products we are starting to see, I remain as optimistic as I have ever been about the outlook for the company.” said Guo.

Commenting on the Company’s financial results, Shaun McCarthy, Casa’s Interim CFO, added, “During the third quarter, we saw continued momentum in software-based capacity expansions, which accounted for 60.4% of product revenue compared to 42.0% in the second quarter of 2018. This led to a substantial increase in our GAAP gross margin to 79.6%, an increase of 7.7 percentage points over the second quarter of 2018. In addition, we continued to diversify our revenue base with the addition of seven new cable and fixed telco customers in the quarter.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2018, we expect:

•	Revenue between $330.0 million and $350.0 million

•	Gross Margin in a range of high 60s% to low 70s%

•	Non-GAAP net income between $76.0 million and $83.0 million

•	Non-GAAP diluted net income per share between $0.80 and $0.88

Guidance for non-GAAP financial measures excludes the follow-on public offering expenses, which are a one-time non-recurring charge, stock-based compensation, which is a non-cash charge, and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its third quarter ended September 30, 2018, and its business outlook at 5:00 p.m. Eastern Standard Time today, November 7, 2018. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 866-421-1165 in the United States or 409-217-8243 from international locations using conference ID 7696836. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; and (6) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, which is a non-cash charge, the follow-on public offering expenses, which is a one-time non-recurring charge, and the tax effect on these excluded items. The tax effect of the excluded items is calculated using our effective income tax rate for the period, excluding the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of the excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net income per share attributable to common stockholders reported in our condensed consolidated statements of operations, excluding the impact of cumulative dividends on convertible preferred stock, which are no longer applicable following the conversion to common stock of all of our outstanding preferred stock in December 2017 in connection with our initial public offering, excluding the impact of dividends declared on convertible preferred stock, as we do not intend to declare any dividends for the foreseeable future, and excluding the impact of items that we exclude in calculating non-GAAP net income. For periods in which convertible preferred stock was excluded from GAAP diluted net income per share attributable to common stockholders, we calculate non-GAAP diluted net income per share using a non-GAAP weighted-average share count in which the impact of dilutive convertible preferred stock are added to the GAAP weighted-average share count. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income, excluding the impact of stock-based compensation expense; the follow-on public offering expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense from each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy;

•

we exclude the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options, which are not related to the operating performance of our business, in calculating the effective tax rate used to determine the tax effect of the items excluded from our non-GAAP net income and non-GAAP diluted net income per share; these discrete tax benefits will result in a reduction in our income taxes and cash paid for income taxes;

•

we exclude the follow-on public offering expenses from non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA because it is a one-time non-recurring charge, although this is a use of our cash and included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures”.

About Casa Systems, Inc.

Casa Systems, Inc. (NASDAQ: CASA) delivers converged broadband technology solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 450 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$71,506	$94,259	$229,302	$233,613
Cost of revenue	14,575	25,266	61,015	66,502

Gross profit	56,931	68,993	168,287	167,111
Operating expenses:
Research and development	16,403	15,217	53,629	43,912
Sales and marketing	10,234	8,747	31,123	26,983
General and administrative	7,671	4,866	21,401	14,387

Total operating expenses	34,308	28,830	106,153	85,282

Income from operations	22,623	40,163	62,134	81,829

Other income (expense):
Interest income	1,821	600	4,596	1,674
Interest expense	(5,032)	(4,483)	(14,579)	(12,937)
Gain (loss) on foreign currency, net	69	138	(445)	773
Other income, net	411	193	978	632

Total other income (expense), net	(2,731)	(3,552)	(9,450)	(9,858)

Income before provision for (benefit from) income taxes	19,892	36,611	52,684	71,971
Provision for (benefit from) income taxes	995	12,288	(5,406)	12,334

Net income	18,897	24,323	58,090	59,637
Cumulative dividends on convertible preferred stock	—	(1,483)	—	(4,401)
Dividends declared on convertible preferred stock	—	—	—	(47,547)
Undistributed earnings allocated to participating securities	—	(12,450)	—	—

Net income attributable to common stockholders, basic	18,897	10,390	58,090	7,689
Undistributed earnings reallocated to dilutive potential common shares	—	1,405	—	—

Net income attributable to common stockholders, diluted	$18,897	$11,795	$58,090	$7,689

Net income per share:
Basic	$0.22	$0.31	$0.69	$0.23

Diluted	$0.21	$0.27	$0.62	$0.18

Weighted-average shares used to compute net income per share:
Basic	86,167	33,701	83,701	33,657

Diluted	92,032	43,123	93,180	43,198

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$18,897	$24,323	$58,090	$59,637
Stock-based compensation	2,218	2,079	6,542	5,893
Follow-on public offering expenses	—	—	815	—
Tax effect of excluded items	(499)	(698)	(1,156)	(1,010)

Non-GAAP net income	$20,616	$25,704	$64,291	$64,520

Non-GAAP net income margin	28.8%	27.3%	28.0%	27.6%

Reconciliation of Diluted Net Income Per Share Attributable to Common Stockholders to Non-GAAP Diluted Net Income Per Share:
Diluted net income per share attributable to common stockholders	$0.21	$0.27	$0.62	$0.18
Cumulative dividends on convertible preferred stock	—	0.02	—	0.05
Dividends declared on convertible preferred stock	—	—	—	0.57
Undistributed earnings allocated to participating securities	—	0.15	—	—
Undistributed earnings reallocated to dilutive potential common shares	—	(0.02)	—	—
Non-GAAP adjustments to net income	0.01	0.02	0.07	0.06
Dilutive convertible preferred stock	—	(0.13)	—	(0.09)

Non-GAAP diluted net income per share	$0.22	$0.31	$0.69	$0.77

Weighted-average shares used in computing diluted net income per share	92,032	43,123	93,180	43,198
Dilutive effect of convertible preferred stock	—	40,382	—	40,382

Weighted-average shares used in computing non-GAAP diluted net income per share	92,032	83,505	93,180	83,580

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$18,897	$24,323	$58,090	$59,637
Stock-based compensation	2,218	2,079	6,542	5,893
Follow-on public offering expenses	—	—	815	—
Depreciation and amortization	2,369	2,007	7,037	5,576
Other income, net	2,731	3,552	9,450	9,858
Provision for (benefit from) income taxes	995	12,288	(5,406)	12,334

Adjusted EBITDA	$27,210	$44,249	$76,528	$93,298

Adjusted EBITDA margin	38.1%	46.9%	33.4%	39.9%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES (Continued)

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$11,735	$28,033	$94,102	$49,054
Purchases of property and equipment	(1,723)	(1,053)	(6,224)	(4,703)

Free cash flow	$10,012	$26,980	$87,878	$44,351

Summary of Stock-Based Compensation Expense:
Cost of revenue	$51	$66	$188	$202
Research and development	415	557	1,417	1,535
Sales and marketing	278	266	888	801
General and administrative	1,474	1,190	4,049	3,355

Total	$2,218	$2,079	$6,542	$5,893

Summary of Revenue:
Sales of broadband products	$24,073	$36,549	$108,761	$141,799
Capacity expansions	36,744	47,647	90,783	63,356

Product	60,817	84,196	199,544	205,155
Service	10,689	10,063	29,758	28,458

Total revenue	$71,506	$94,259	$229,302	$233,613

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$308,350	$260,820
Accounts receivable, net	79,750	122,634
Inventory	41,233	36,148
Prepaid expenses and other current assets	3,627	5,151
Prepaid income taxes	299	538

Total current assets	433,259	425,291
Property and equipment, net	29,641	29,363
Accounts receivable, net of current portion	3,062	4,710
Deferred tax assets	18,791	9,718
Other assets	3,091	615

Total assets	$487,844	$469,697

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,796	$15,833
Accrued expenses and other current liabilities	34,864	48,250
Accrued income taxes	172	118
Deferred revenue	30,085	34,224
Current portion of long-term debt, net of unamortized debt issuance costs	2,173	2,156

Total current liabilities	85,090	100,581
Accrued income taxes, net of current portion	9,120	8,810
Deferred revenue, net of current portion	14,094	14,691
Long-term debt, net of current portion and unamortized debt issuance costs	293,824	295,459

Total liabilities	402,128	419,541

Stockholders’ equity:
Common stock	85	81
Additional paid-in capital	153,580	128,798
Accumulated other comprehensive income (loss)	(1,426)	194
Accumulated deficit	(66,523)	(78,917)

Total stockholders’ equity	85,716	50,156

Total liabilities and stockholders’ equity	$487,844	$469,697

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$58,090	$59,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,037	5,576
Stock-based compensation	6,542	5,893
Deferred income taxes	(9,130)	1,347
Decrease in provision for doubtful accounts	(6)	—
Excess and obsolete inventory valuation adjustment	(3,185)	673
Changes in operating assets and liabilities:
Accounts receivable	38,062	14
Inventory	(3,344)	13,074
Prepaid expenses and other assets	(849)	1,651
Prepaid income taxes	238	52
Accounts payable	4,309	(16,694)
Accrued expenses and other current liabilities	549	(2,331)
Accrued income taxes	383	(4,558)
Deferred revenue	(4,594)	(15,280)

Net cash provided by operating activities	94,102	49,054

Cash flows (used in) provided by investing activities:
Purchases of property and equipment	(6,224)	(4,703)
Proceeds from maturities of marketable securities	—	14,589

Net cash (used in) provided by investing activities	(6,224)	9,886

Cash flows used in financing activities:
Principal repayments of debt	(2,476)	(2,468)
Proceeds from exercise of stock options	14,035	204
Payments of dividends and equitable adjustments	(6,472)	(198,187)
Follow-on offering selling shareholders profit disgorgement	3,811	—
Repurchases of common stock	(45,699)	—
Payments of initial public offering costs	(1,148)	(1,511)
Employee taxes paid related to net share settlement of equity awards	(13)	(3,788)

Net cash used in financing activities	(37,962)	(205,750)

Effect of exchange rate changes on cash and cash equivalents	(1,374)	775

Net increase (decrease) in cash, cash equivalents and restricted cash	48,542	(146,035)
Cash, cash equivalents and restricted cash at beginning of period	260,820	329,554

Cash, cash equivalents and restricted cash at end of period	$309,362	$183,519

Supplemental disclosures of cash flow information:
Cash paid for interest	$13,441	$12,197

Cash paid for income taxes	$4,252	$15,204

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$963	$901

Prepaid expenses and other current assets included in accounts payable	$515	$—

Deferred public offering costs included in accounts payable and accrued expenses and other current liabilities	$—	$85

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$4,189	$9,178

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$6,314	$13,930